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[LETTERHEAD OF SHIPMAN & GOODWIN]                              EXHIBIT 8.2



                              June 7, 1995



Kmart Corporation
3100 West Big Beaver Road
Troy, Michigan 48084

     Re:  Kmart Corporation Registration on Form S-3 1995-K
          Pass Through Trusts Pass Through Certificates
          -------------------------------------------------

Ladies and Gentlemen:

     We have acted as counsel to Shawmut Bank Connecticut, National Association, a national banking association ("Shawmut"), individually and as Pass Through Trustee (the "Pass Through Trustee") under the proposed Pass Through Agreements (the "Pass Through Agreements") by and between Shawmut and Kmart Corporation ("Kmart"), in connection with the filing by Kmart with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act"), of a Registration Statement on Form S-3 (as amended from time to time, the "Registration Statement"). The Registration Statement relates, interalia, to the issuance of Pass Through Certificates (the "Pass Through Certificates") by the Pass Through Trustee pursuant to the Pass Through Agreements.

     As such counsel, we have reviewed the form of the Pass Through Certificates and the form of Pass Through Agreements which have been filed as exhibits to the Registration Statement, and have examined and relied upon originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or advisable for the purposes of this opinion.

     The opinions set forth herein are based on and limited to the Federal laws of the United States and the laws of the State of Connecticut. With respect to the discussion in the prospectus which forms part of the Registration Statement (the "Prospectus") entitled "Certain Connecticut Taxes", the assumptions set forth therein are specifically incorporated herein.
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Kmart Corporation
June 7, 1995
Page Two


     Based on the foregoing, we are of the opinion that:

     The discussion in the Prospectus contained in the Registration Statement entitled "Certain Connecticut Taxes," insofar as it relates to statements of law or legal conclusions, is correct in all material respects.

     We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the use of our name under the caption "Certain Connecticut Taxes" in the Prospectus. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the 1993 Act or the Rules and Regulations of the Securities and Exchange Commission.

                              Very truly yours,

                              /s/ Shipman & Goodwin

                              SHIPMAN & GOODWIN